UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant   ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Isramco, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This definitive additional material (the “Additional Material”) supplements the definitive proxy statement on Schedule 14A filed by Isramco, Inc. (the “Company”) with the Securities and Exchange Commission on April 30, 2018 (the “Proxy Statement”).

The sole purpose of this Additional Material is to update the Audit Fees table which appears in the “Audit Fees” section of Proposal 2 in the Proxy Statement, in order to add the audit fees paid by the Company in fiscal year 2017. The Audit Fees table is included in its entirety below:

AUDIT FEES

The following table presents fees for professional audit services rendered by M&B for the audit of the Company's annual financial statements for fiscal years 2017 and 2016 and fees billed for other services rendered during 2017 and 2016.

	Fiscal 2017	Fiscal 2016
Type of Service/Fee

Audit Fees (1)	$242,250	$242,250

Audit Related Fees (2)	$--	$--

Tax Fees (3)	$--	$--

All Other Fees	$--	$--

(1) Audit Fees consist of fees for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K, the review of the interim financial statements included in its Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.  This category includes fees related to consultation regarding generally accepted accounting principles.

(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.  The fee includes the preparation of the Company’s income tax returns, franchise tax reports, and other tax filings.

This material is first being released to stockholders on or about May 10, 2018, and should be read together with the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON JUNE 22, 2018:

The Proxy Statement (including this Additional Material) and Fiscal 2017 Annual Report to Stockholders are available at
www.astproxyportal.com/ast/03348